UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Illumina, Inc.
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LEADING PROXY ADVISORY FIRMS ISSUE REPORTS IN STRONG SUPPORT OF ILLUMINA

ISS Concludes Roche’s Offer is Inadequate

ISS, Egan-Jones Both Recommend Stockholders Re-Elect All of Illumina’s Director Nominees

Illumina Urges Stockholders to Vote the WHITE Proxy Card Today

SAN DIEGO – April 6, 2012 – Illumina, Inc. (NASDAQ:ILMN), a leading developer, manufacturer and marketer of life science tools and integrated systems for the analysis of genetic variation and function, today announced that Institutional Shareholder Services Inc. (“ISS”) considers the Roche offer to acquire Illumina inadequate and has recommended that its clients support the re-election of Illumina’s slate of directors and vote against all Roche proposals at Illumina’s 2012 Annual Meeting of Stockholders to be held on April 18, 2012. Another leading proxy advisor, Egan-Jones Ratings Company (“Egan-Jones”), also recommended that its clients support the re-election of the incumbent directors and reject Roche’s proposals. ISS and Egan-Jones are leading providers of independent proxy voting advice to institutional investors and other fiduciaries throughout the world.

“We are pleased that ISS, especially, recognizes that Roche’s unsolicited offer, even as increased to $51 per share, clearly undervalues Illumina, and that our highly qualified and experienced independent Board is best positioned to protect our value creation potential on behalf of our stockholders,” said Jay T. Flatley, President and CEO of Illumina. “Our Board will continue to work closely with management to drive growth, deliver compelling results, and create significant stockholder value. We look forward to the support of Illumina’s stockholders at the Annual Meeting, and are confident they will reject Roche’s efforts to seize control of Illumina’s Board and prevent a hostile takeover of their company at a grossly inadequate price.”

In its April 6, 2012 M&A Edge report, ISS stated*:

•

“…the current bid of $51.00…does not provide meaningful compensation for the potentially enormous long-term opportunity shareholders would forego by selling at this point…[and] falls short of providing a compelling enough consideration to cause Illumina shareholders to support Roche’s nominees.”

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“With the lack of serious competition in the near future, and the vast potential for sequencing that is already starting to appear, the board should rightfully be concerned about unnecessary truncation of value by selling the company at too low a valuation of its future.”

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“Traditional financial metrics that focus on near-term or past profitability — exactly the metrics on which Roche has focused — are not particularly useful because they do not measure the one thing both current shareholders and Roche are most interested in: the commercial potential of the company’s disruptive technology, across a number of large addressable markets.”

•

“The board’s decision to pull the annual meeting ahead by approximately three weeks—rather than, as sometimes happens, to delay the shareholder vote — suggests both an openness to shareholders’ interests, and confidence in the integrity of the board’s own position on the value being offered.”

*	Permission to quote from the ISS M&A Edge report was neither sought nor obtained.

Illumina urges its stockholders to vote their WHITE proxy card to re-elect four highly qualified, experienced and well-informed directors — A. Blaine Bowman; Karin Eastham; Jay T. Flatley, President and CEO; and William H. Rastetter, Chairman — to Illumina’s Board. Illumina’s director nominees are accomplished executives and experts in their fields, and once re-elected will continue to act in the best interests of all stockholders. If stockholders have questions about how to vote their shares on the WHITE proxy card, or need additional assistance, they should contact the firm assisting Illumina in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (888) 750-5835

Banks and Brokers Call Collect: (212) 750-5833

About Illumina

Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA, and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its application, paving the way for molecular medicine and ultimately transforming healthcare.

FORWARD-LOOKING STATEMENTS

This communication may contain statements that are forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth, (iv) business disruptions associated with the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, and (v) other factors detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina undertakes no obligation, and does not intend, to update these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, Illumina has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also are able to obtain free copies of these documents, and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

In addition, in connection with its 2012 Annual Meeting of Stockholders, Illumina has filed a definitive proxy statement and a WHITE proxy card with the SEC on March 19, 2012, and has mailed the definitive proxy statement and WHITE proxy card to its security holders. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE WHITE PROXY CARD FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the definitive proxy statement and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also are able to obtain free copies of the definitive proxy statement, and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Illumina and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with Illumina’s 2012 Annual Meeting of Stockholders under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of Illumina’s directors and executive officers in (i) Illumina’s Annual Report on Form 10-K for the year ended January 1, 2012, which was filed with the SEC on February 24, 2012, and (ii) Illumina’s definitive proxy statement for its 2012 Annual Meeting of

Stockholders, which was filed with the SEC on March 19, 2012. To the extent that Illumina’s directors’ and executive officers’ holdings of Illumina’s securities have changed from the amounts printed in the definitive proxy statement for the 2012 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Investors:

Illumina

Kevin Williams, MD, 858-332-4989

or

Innisfree M&A Incorporated

Scott Winter, 212-750-5833

Media:

Sard Verbinnen & Co

Matt Benson, 415-618-8750

or

Cassandra Bujarski, 310-201-2040